UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2006

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

(207) 856-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications purusant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material purusant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications purusant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications purusant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        On January 17, 2006, IDEXX Laboratories, Inc. entered into a Purchase and Sale Agreement with CW Westbrook Limited Partnership pursuant to which IDEXX will acquire the real estate and 480,000 square foot building located at 80 Eisenhower Drive in Westbrook, Maine (including certain improvements thereon and personal property located therein), the current location of its corporate headquarters, for a purchase price of $18 million. The closing is subject to the receipt by IDEXX of certain economic incentives from the City of Westbrook and the State of Maine for which the company has applied and other customary closing conditions set forth in the agreement, including the satisfactory completion of the company’s due diligence investigation of the property.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2006	IDEXX LABORATORIES, INC.

By: /s/ Merilee Raines
Merilee Raines Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

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